UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2022 (November 2, 2022)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on November 4, 2022, Stan R. Soroka, Executive Vice President and Chief Customer Officer of Hilton Grand Vacations Inc. (the “Company”), notified the Company of his intention to retire from the Company effective December 31, 2022 (the “Retirement Date”). In connection with the retirement, on December 28, 2022, the Company and Mr. Soroka entered into a retirement and consulting agreement (the “Agreement”).

Pursuant to the terms of the Agreement, and subject to, and conditioned upon, Mr. Soroka’s execution and non-revocation of a release of claims against the Company, compliance with non-competition and non-solicitation covenants for a period of 24 months following the Retirement Date, and compliance with covenants covering confidentiality and non-disparagement for an indefinite period, Mr. Soroka will be entitled to receive (a) a lump-sum cash payment equal to $250,000 on the Company’s first normal payroll date occurring on or after January 31, 2023, (b) an annual bonus for fiscal year 2022, equal to the annual bonus, if any, that would have been earned by Mr. Soroka if he had been employed on the normal payment date for such bonus under the Company’s short-term incentive plan based on actual level of performance achieved for 2022, and (c) an amount equal to the excess of monthly healthcare coverage premium over the amount that he would have had to pay for such coverage if he had remained employed, for a total period of eighteen (18) months following the Retirement Date. All of Mr. Soroka’s equity awards that are outstanding as of the Retirement Date will be treated as provided in the Company’s 2017 Omnibus Incentive Plan, as amended, and the applicable award agreements, in the case of a “Retirement” (as defined therein).

In addition, to facilitate an orderly transition for his successor, Mr. Soroka has agreed to provide certain consulting services to the Company commencing on January 1, 2023 for a period of twelve (12) months, which term is subject to automatic renewal for an additional twelve (12) months thereafter unless terminated earlier, for $30,000 per month. The consulting period is subject to earlier termination in certain cases.

The Company and Mr. Soroka have expressly agreed that the retirement and separation in accordance with the Agreement does not constitute a “Qualifying Termination” that would result in payments of severance benefits to Mr. Soroka pursuant to that certain Severance Agreement, dated as of April 17, 2017, between the parties.

This summary is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Retirement and Consulting Agreement, dated as of December 28, 2022, between Hilton Grand Vacations Inc. and Stan R. Soroka.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: December 30, 2022